Exhibit (11) under N-1A
                                   Exhibit 23 under 601/Reg SK






INDEPENDENT AUDITOR'S CONSENT

To the Board of Trustees and Shareholders of Blanchard Funds



   We consent to the use in Post-Effective Amendment No. 39 to Registration Statement (No. 33-3165) of Blanchard Asset Allocation Fund (a portfolio of Blanchard Funds) of our report dated November 15, 1996, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.


By:DELOITTE & TOUCHE LLP


Pittsburgh, Pennsylvania
November 26, 1996